UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 5, 2014 (October 31, 2014)
Commission File Number: 333-184233-14

ACELITY L.P. INC.
(Exact name of registrant as specified in its charter)

Guernsey	98-1022387
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12930 West Interstate 10 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (210) 524-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2014, our wholly owned subsidiary, Kinetic Concepts, Inc., (“KCI”) entered into an Amended and Restated Employment Agreement (the “Amended Agreement”) with Joe Woody, our principal executive officer. The revisions reflected in the Amended Agreement capture changes to Mr. Woody’s employment terms that have occurred since his November 2011 start date with KCI, including incremental promotions and salary and target bonus increases. Pursuant to the terms of his Amended Agreement, his base salary is $862,000 and his target bonus percentage is 110%. The terms of Mr. Woody’s severance provisions under his Amended Agreement were amended to remove inapplicable provisions related to his former role as president of KCI’s former active healing solutions business unit. The Amended Agreement also amends the executive relocation benefits available to Mr. Woody to eliminate used or inapplicable benefits and clarify Mr. Woody’s home relocation assistance.

The foregoing description of the material amendments reflected in the Amended Agreement is qualified in its entirety by the terms of the Amended Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is furnished herewith.
(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement dated October 31, 2014 by and between Kinetic Concepts, Inc. and Joe Woody.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACELITY L.P. INC.

Date: November 5, 2014	By:	/s/ John T. Bibb
	Name:	John T. Bibb
	Title:	Authorized Signatory

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement dated October 31, 2014 by and between Kinetic Concepts, Inc. and Joe Woody.